FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                       FOR REGISTRATION OF CERTAIN CLASSES
                            OF SECURITIES PURSUANT TO
                           SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         GEORGIA POWER CAPITAL TRUST IV
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             (Exact name of registrant as specified in its charter)


            DELAWARE                                  58-6380848
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(State of incorporation or organization)      (IRS Employer Identification No.)


                      241 Ralph McGill Boulevard, NE      30308
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               (Address of principal executive offices) (Zip Code)

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                                    Name of each exchange
    Title of each class                            on which each class is
    to be so registered                              to be so registered
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6.85% Trust Preferred Securities                   New York Stock Exchange
(liquidation amount $25 per Preferred Security)

Securities to be registered pursuant to Section 12(g) of the Act:

                                     -None-


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.      Description of Registrant's Securities to be Registered.

             This Registration Statement relates to the 6.85% Trust Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities") of Georgia Power Capital Trust IV, a Delaware business trust ("Georgia Power Capital"). A description of the Preferred Securities is contained in the Registration Statement on Form S-3, as amended, of Georgia Power Company, Georgia Power Capital, Georgia Power Capital Trust V and Georgia Power Capital Trust VI, Registration Nos. 333-43895, 333-43895-01, 333-43895-02
and 333-43895-03, filed pursuant to the Securities Act of 1933, as amended (the "Securities Act"). Such description is incorporated herein by this reference. A description of the Preferred Securities will also be included in a form of prospectus subsequently filed by Georgia Power Company and Georgia Power Capital pursuant to Rule 424(b) under the Securities Act. Such prospectus shall be deemed to be incorporated by reference herein.


Item 2.       Exhibits.

Exhibit Number

         1     -- Registration Statement on Form S-3, as amended, filed by
                  Georgia Power Company, Georgia Power Capital, Georgia Power Capital Trust V and Georgia Power Capital Trust VI (Registration Nos. 333-43895, 333-43895-01, 333-43895-02 and
                  333-43895-03) (the "Registration Statement") (incorporated herein by reference).

         4(a) -- Certificate of Trust of Georgia Power Capital (designated in the Registration Statement as Exhibit 4.5-A and incorporated herein by reference).

         4(b)  -- Form of Amended and Restated Trust Agreement of Georgia
                  Power Capital (designated in the Registration Statement as
                  Exhibit 4.7-A and incorporated herein by reference).

         4(c) -- Subordinated Note Indenture between Georgia Power Company and The Chase Manhattan Bank, as trustee (designated in Certificate of Notification, File No. 70-8461, as Exhibit D and incorporated herein by reference).

         4(e)  -- Form of Supplemental Indenture to Subordinated Note
                  Indenture between Georgia Power Company and The Chase Manhattan Bank, as trustee (designated in the Registration Statement as Exhibit 4.4 and incorporated herein by reference).

         4(f)  -- Form of Guarantee relating to Georgia Power Capital
                  (designated in the Registration Statement as Exhibit 4.11-A and incorporated herein by reference).


           Exhibits heretofore filed with the Securities and Exchange Commission and designated as set forth above are hereby incorporated herein by reference and made a part hereof with the same effect as if filed herewith.


                                    SIGNATURE

           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


Dated February 19, 1999                         GEORGIA POWER CAPITAL TRUST IV

                                                By GEORGIA POWER COMPANY,
                                                   as Depositor



                                                 By  /s/Wayne Boston
                                                          Wayne Boston
                                                       Assistant Secretary